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                                                                     Exhibit 4.2

                                                               Execution Version

                         SOUNDBITE COMMUNICATIONS, INC.

                           INVESTORS' RIGHTS AGREEMENT

     THIS AGREEMENT is made as of June 17, 2005, by and among SoundBite Communications, Inc. (formerly, SoundBite Corporation), a Delaware corporation (the "Company"), Commonwealth Capital Ventures III L.P. and CCV III Associates L.P. (collectively, "Commonwealth"), Mosaic Venture Partners II, LP, an Ontario limited partnership ("Mosaic"), John McDonough ("McDonough"), David Parker ("Parker"), Northbridge Venture Partners IV-A, L.P., a Delaware limited partnership, Northbridge Venture Partners IV-B, L.P., a Delaware limited partnership (collectively, "North Bridge") and the Venture Capital Fund of New England IV, LP ("VCFNE", together with Commonwealth, Mosaic and North Bridge, the "Investors").

     Certain of the parties to this Agreement are parties to a Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), a Series C Preferred Stock Purchase Agreement dated as of March 14, 2003 (the "Original Series C Agreement"), a Series C Preferred Stock Purchase Agreement dated as of January 20, 2004 (together with the Original Series C Agreement, the "Series C Purchase Agreement"), a Series B Preferred Stock Purchase Agreement dated as of November 28, 2001, as amended (the "Series B Purchase Agreement"), a Series A Preferred Stock Purchase Agreement dated as of June 6, 2000 (the "Original Series A Agreement"), a Series A Preferred Stock Purchase Agreement dated as of June 16, 2000 (together with the Original Series A Agreement, the "Series A Purchase Agreement"), amended and restated founder stock agreements dated as of June 16, 2000 (the "Founder Stock Agreements"), and that certain Third Amended and Restated Registration Rights Agreement, dated as of March 14, 2003, as amended (the "Prior Registration Agreement"). In order to induce Commonwealth to enter into the Purchase Agreement, the Company and the other parties hereto have agreed to, among other things, provide the registration rights set forth in this Agreement, provide for certain covenants of the Company as set forth herein and to rescind the Prior Registration Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in
Article I hereof.

     The parties to the Prior Registration Agreement hereby agree to rescind and terminate the Prior Registration Agreement pursuant to Section 9(d) thereof as set forth herein, and the parties to the Prior Registration Agreement hereby consent to this Agreement and expressly waive any objection or consent requirement they have under the Prior Registration Agreement to this Agreement.

     The parties hereto agree as follows:

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                                    ARTICLE I
                               CERTAIN DEFINITIONS

          "Common Stock" means the common stock of the Company, $.001 par value per share.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such Act, as they each may, from time to time, be in effect.

          "Founder Registrable Securities" means any shares of Common Stock held as of the date hereof, or acquired hereafter through the exercise of employee stock options, by McDonough and Parker.

          "Investor Registrable Securities" means (i) any Common Stock issued or issuable upon the conversion of the Preferred Stock, (ii) twenty-five percent (25%) of the outstanding Founder Registrable Securities (measured pro rata for each Founder based on the number of shares of Founder Registrable Securities held by each Founder), and (iii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) or (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means (i) the shares of Series A Convertible Preferred Stock, par value $0,001 per share, of the Company issued pursuant to the Series A Purchase Agreement, (ii) the shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company issued pursuant to the Series B Purchase Agreement, (iii) the shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), of the Company issued pursuant to the Series C Purchase Agreement, and (iv) the shares of Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"), of the Company issued pursuant to the Purchase Agreement.

          "Qualified Public Offering" means the closing of the sale of shares of Common Stock to the public at a price of at least $1.71945 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of gross proceeds to the Company.

          "Registrable Securities" means Investor Registrable Securities and Founder Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Founder or Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker,


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dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Preferred Stock even if such conversion has not been effected.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such Act, as they each may, from time to time, be in effect.

          "Senior Preferred Stock" means the Series C Preferred Stock and the Series D Preferred Stock, taken together as a single class.

          Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

                                   ARTICLE II
                               REGISTRATION RIGHTS

     2.1 Demand Registrations.

          (a) Requests for Registration. At any time after the earlier of (i) June 17, 2008 or (ii) six (6) months after the date the Company has completed a public offering of its equity securities under the Securities Act, the holders of at least seventy percent (70%) of the Investor Registrable Securities issued or issuable in respect of the Senior Preferred Stock may request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-l or any similar long-form registration ("Long Form Registrations"), and the holders of at least seventy percent (70%) of the Investor Registrable Securities issued or issuable in respect of the Senior Preferred Stock may request registration under the Securities Act of all or any portion of their investor Registrable Securities on Form S-3 or any similar short-form registration ("Short-Form Registrations") if available for use by the Company. All registrations requested pursuant to this paragraph 2.1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered by the holders making such request. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, subject to the terms of paragraph 2.1(d) hereof, shall include in such registration all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company's notice.

          (b) Long-Form Registrations. The holders of Investor Registrable Securities shall be entitled to request not more than two (2) Long-Form Registrations in the aggregate ("Company-Paid Long-Form Registrations"), and the Company shall pay all Registration Expenses, as defined in paragraph 2.5 below, associated with such Long-Form Registrations, except as set forth in paragraph
2.5 hereof; provided that, (i) the Investor Registrable Securities requested to be included in such Long-Form Registration must represent at least twenty percent


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(20%) of the Investor Registrable Securities owned by such holders requesting such Long-Form Registration, or (ii) the aggregate offering value of the Investor Registrable Securities requested to be registered in any Long-Form Registration must equal at least $5,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due primarily to the fault of or at the request of the holders requesting such registration).

          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 2.1(b), the holders of Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that, the aggregate offering value of the Investor Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1,000,000; provided further, that the Company shall not be required to file more than two (2) Short-Form Registrations pursuant to this paragraph 2.1(c) in any twelve (12) month period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its reasonable efforts to make Short-Form Registrations available for the sale of Investor Registrable Securities.

          (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Investor Registrable Securities without the prior written consent of the holders of at least seventy percent (70%) of the Investor Registrable Securities issued or issuable in respect of the Senior Preferred Stock. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Investor Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by each such holder and (ii) second, if permitted hereunder, other securities requested to be included in such registration.

          (e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (i) within one hundred eighty (180) days after the effective date of the Company's initial public offering of its securities pursuant to a registration statement filed under the Securities Act and (ii) within ninety (90) days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2.2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone the filing or the effectiveness of a Demand Registration (i) for up to ninety (90) days in the case of Long-Form Registration and (ii) for up to sixty (60) days in the case of a Short-Form Registration if the Company's board of directors determines in its good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer,


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reorganization or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only twice in any twelve (12) month period.

          (f) Selection of Underwriters. The holders of a majority of the Investor Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld or delayed.

          (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register, on terms which are senior to the rights of the holders of Investor Registrable Securities provided in this Agreement, any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least seventy percent (70%) of the Investor Registrable Securities issued or issuable in respect of the Senior Preferred Stock.

     2.2 Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prior written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2.2(c) and 2.2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Founder Registrable Securities requested to be included in such registration, pro rata among the holders of such Founder Registrable Securities on the basis of


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the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by each such holder, (ii) second, the Founder Registrable Securities requested to be included in such registration, pro rata among the holders of such Founder Registrable Securities on the basis of the number of shares owned by each such holder, and
(iv) third, other securities requested to be included in such registration.

          (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 2.1 or pursuant to this paragraph 2.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least sixty (60) days has elapsed from the effective date of such previous registration.

     2.3 Holdback Agreements. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the one hundred eighty (180) day period beginning on the effective date of any underwritten registration, unless the underwriters managing the registered public offering otherwise agree; provided that, (i) such restriction shall only apply for 90 days to secondary offerings and (ii) all stockholders of the Company then holding at least one percent (1%) of the Company's outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into agreements with similar provisions.

     2.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall promptly:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);


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          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days or such lesser period until all Registrable Securities included in such registration statement are sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (e) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 1.1(a) of the Securities Act and Rule 158 thereunder;

          (g) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material factor omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (h) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to


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(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (i) provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement; and

          (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     2.5 Registration Expenses.All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, and the cost and expenses of one special counsel for the holders of Investor Registrable Securities; provided that, (i) the cost of more than one special counsel for the selling shareholders and (ii) the cost of any special audit required in connection with a Demand Registration, to the extent the cost of such audit exceeds $15,000, shall in each case be borne pro rata by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     2.6 Indemnification. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact


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required to be stated therein or necessary to make the statements therein not misleading, any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law in connection with any registration statement or the offering contemplated thereby, except insofar as the same are caused by or contained in any information finished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.


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          (b) In connection with any registration statement in which a holder of
Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that, the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement, and no indemnified party shall consent to entry of any judgement or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party also shall be responsible for the expenses of such defense if the indemnifying party is not entitled to, or does not elect to, assume such defense; provided that, the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of-securities.

     2.7 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.


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                                   ARTICLE III
                          COVENANTS OF THE CORPORATION

     3.1 Financial Statements and Other Information. The Company will deliver to each Investor holding at least twenty percent (20%) of the Registrable Securities held by such Investor on the date hereof:

          (a) Audited Annual Financial Statements. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, consolidated and consolidating balance sheets of the Company and any Subsidiaries, as of the end of such year, and consolidated and consolidating statements of operations and sources and uses of funds of the Company and any Subsidiaries, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the consolidated statements, certified, without qualification or explanation, by independent public accountants selected by the Company;

          (b) Unaudited Quarterly Financial Statements. As soon as practicable after the end of each quarter of each fiscal year and in any event within thirty
(30) days thereafter, consolidated and consolidating balance sheets of the Company and any Subsidiaries as of the end of such period, and consolidated and consolidating statements of operations of the Company and Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP, together with a comparison of such statements to the Budget (as defined below), subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Company;

          (c) Unaudited Monthly Financial Statements. As soon as practicable after the end of each month of each fiscal year and in any event within thirty
(30) days thereafter, consolidated and consolidating balance sheets of the Company and any Subsidiaries as of the end of such period, and consolidated and consolidating statements of operations of the Company and Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP, together with a comparison of such statements to the Budget (as defined below), subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Company;

          (d) Budget. Not less than thirty (30) days prior to the commencement of each fiscal year, an annual business plan, including a budget and detailed financial projections for the Company and any Subsidiaries, for each month during such period (the "Budget"), all in reasonable detail, together with underlying assumptions and approved by a majority of the entire Board;

          (e) Material Adverse Developments. Promptly upon the occurrence thereof, notice of any event which has had, or could reasonably be expected to have, a material adverse impact on the business, affairs, assets, operations, employee relations or condition, financial or otherwise, of the Company, including, but not limited to, the institution or threat of any material litigation or investigation with respect to the Company or any material disputes with customers;

          (f) Auditors' Reports. Promptly upon receipt thereof, copies of all other reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company and any Subsidiaries made by such accountants; and

          (g) Capitalization Table. As soon as practicable after the end of each quarter of each fiscal year and in any event within thirty (30) days thereafter, an up-to-date capitalization table, all in reasonable detail and certified by the principal financial officer of the Company.

     3.2 Negative Covenants. So long as at least twenty percent (20%) of the original issued number of shares of Senior Preferred Stock remain outstanding, without the prior written consent of the holders of not less than seventy percent (70%) the then outstanding Senior Preferred Stock, the Company will not effect any transaction or series of transactions with any officer, director, employee or Affiliate of the Company or any Affiliate of any officer, director or employee of the Company, unless such transaction is or series of transactions are (i) entered into in the ordinary course of business and (ii) approved after disclosure of such interest by the Board of Directors (including the directors designated by the holders of Senior Preferred Stock). Accounting. The Company will maintain and will cause each of its Subsidiaries (if any) to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under paragraph 3.1 will be prepared in accordance with GAAP. Preservation of Corporate Existence and Property; Operations. The Company agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, licenses, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain could have a material adverse effect on the business, affairs, assets, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. Confidentiality and Non-Competition Agreements. Except as otherwise provided by the Board in a particular case, to the extent not already in place, the Company shall enter into a non-disclosure, noncompetition and non-solicitation agreement in substantially the form attached hereto as Exhibit A with each of the Founders and key employees of the Company. Director Expenses. The Company will promptly reimburse each director designated by the holders of the Preferred Stock pursuant to the Stockholders Agreement and the managing directors of each Investor's general partner for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or any committee thereof, in accordance with the requirements of the Stockholders Agreement. Inspection and Audit Rights. Any Investor holding at least twenty percent (20%) of the shares of Preferred Stock originally purchased by it shall have full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data of the Company upon reasonable notice during regular business hours, and any such Investor may, at its own expense, make copies of all such contracts, books and records, and other existing documents and data. The substance of all information regarding the Company that any such Investor obtains in connection with the exercise of its rights under this Agreement shall be treated as confidential, and except as required by law, governmental rule or regulation, each Investor agrees that it will not disclose any such confidential information to any other person or entity without the prior written consent of the Board; provided, however, each Investor may disclose such confidential information to any of its partners, members or executive officers so long as such partners, members or executive officers maintain the confidentiality of such information. Legend. The Investors acknowledge that the Company will cause each certificate representing its securities to be stamped or otherwise imprinted with a legend to substantially the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

     The Investors further acknowledge that each such certificate will continue to bear the foregoing legend until (a) the securities represented by such certificate are effectively registered under the Securities Act or (b) the holder of such securities delivers to the Company a written opinion of counsel in form and substance satisfactory to the Board to the effect that such legend is no longer necessary under the Securities Act.

     3.9 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto. Insurance. The Company will maintain, with financially sound and reputable insurers, directors' and officers' liability insurance in the manner customary for companies in similar businesses similarly situated. Employee Stock Options. Unless the Board of Directors (including the directors designated by the holders of Senior Preferred Stock) otherwise authorizes and except as set forth on Schedule 3.11 hereto, the Company shall not issue any shares of Common Stock directly or indirectly to its employees (each individually, an "Employee Holder"), either through equity compensation plans or otherwise, unless such shares of Common Stock are subject to a vesting schedule, such that twenty-five percent (25%) of the shares of Common Stock so issued would vest no earlier than the one-year anniversary of the date of issuance or vesting commencement date, as applicable, and the balance vesting no sooner than in thirty-six (36) equal monthly installments thereafter, thereby totaling a four (4) year vesting schedule; provided that, the Common Stock of employees listed on Schedule 5.4 of the Disclosure Schedules to the Purchase Agreement, granted or issued prior to the date hereof, is subject to a vesting schedule as indicated therein. In the event that the Company undergoes a merger, sale of substantially all of the Company's assets, a liquidation or similar transaction, up to twenty-five percent (25%) of the unvested Common Stock held by such Employee Holder may automatically vest at the time of such transaction. Meeting of the Board of Directors; Committees. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors of the Company shall meet at least quarterly in accordance with an agreed upon schedule. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof. If not already established, the Board of Directors of the Company will establish a Compensation Committee and an Audit Committee, each of which shall consist solely of non-employee directors and one or more of the directors designated by the holders of Senior Preferred Stock. The Compensation Committee will administer all equity compensation plans and arrangements and will also approve all executive compensation levels and arrangements. The Audit Committee will select the Company's auditor and will approve the scope of the Company's annual audit. By-Laws. At all times, the Company shall cause its by-laws to provide that, unless otherwise required by the laws of the State of Delaware, (i) any two (2) directors and (ii) any holder or holders of at least twenty-five percent (25%) of any outstanding series of Senior Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders. At all times maintain provisions in the by-laws or certificate of incorporation of the Company indemnifying all directors against liability to the maximum extent permitted under the laws of State of Delaware. Termination. The covenants set forth in this Article III shall terminate and be of no further force or effect upon (a) the consummation of a Qualified Public Offering or (b) upon a Deemed Liquidation Event, as such term is defined in the Company's Certificate of Incorporation.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. This Agreement is intended to amend and restate the Prior Registration Agreement in its entirety. From and after the execution and delivery of this Agreement by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities (as defined in the Prior Registration Agreement), the Prior Registration Agreement shall be deemed to be terminated and superseded in all respects. Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares). Remedies. Any party having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or in equity. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement. Amendments and Waivers. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the holders of at least seventy-five percent (75%) in voting power of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (voting as a single class and on an as-converted basis). Any amendment or waiver so effected shall be binding upon the Company, all of the Investors and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment or waiver. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived (a) with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion and (b) in a manner that would adversely affect the rights of the holders of Founder Registrable Securities under Article II hereof, without the prior written approval of the holders of at least a majority in voting power of the Founder Registrable Securities. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, no rights or obligations under this agreement may be transferred by the holders of Registrable Securities unless the Company is given written notice thereof and the transfer (i) is in connection with a transfer of all the Registrable Securities owned by the transferor, (ii) involves a transfer of at least one hundred thousand (100,000) shares of Common Stock (on an as-converted basis and as adjusted proportionately for stock splits, stock dividends, recombinations or other recapitalizations), (iii) is to constituent partners or shareholders of the transferor, and such partners or shareholders agree to act through a single representative, or (iv) is an Excluded Transfer or a transfer to a Permitted Transferee (as such terms are defined in the Fourth Amended and Restated Stockholders Agreement by and among the Company and the Stockholders (as defined therein), dated as of the date hereof).Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Governing Law. All issues and questions concerting the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware; without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) upon delivery, when delivered personally to the recipient, (ii) one (1) business day after delivery to the courier, when sent to the recipient by reputable overnight courier service (charges prepaid), (iii) seven (7) days after mailing, when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) upon confirmed transmittal, when sent via facsimile. Such notices, demands and other communications shall be sent to each Investor at the address or facsimile number indicated on the Schedule I to the Purchase Agreement, to each Founder at the address indicated on the Schedule of Founders to the Fourth Amended and Restated Stockholders Agreement, and to the Company at the address indicated below:

          SoundBite Communications, Inc.
          2 Burlington Woods Drive
          Burlington, MA 01803
          Attention: Chief Executive Officer
          Facsimile: 781-273-4755

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     4.11 Rescission of Certain Agreements.

          (a) The provisions of Section 3.2 of this Agreement are intended to supersede the provisions of Article VII of that certain Series C Convertible Preferred Stock Purchase Agreement among the Corporation and the investors named therein, dated as of January 20, 2005 and any amendment thereof or any similar agreement (the "Original Series C Agreement"). From and after the execution and delivery of this Agreement by the Company and the Purchasers, who together hold not less than two-thirds (2/3) of the Underlying Common Stock (as defined in the Original Series C Agreement), the provisions of Article VII of the Original Series C Agreement shall be deemed to be terminated and superseded in all respects.

          (b) The provisions of this Agreement are intended to supersede the provisions of the Prior Registration Agreement. From and after the execution and delivery of this Agreement by the Company and the Purchasers, who together hold not less than two-thirds (2/3) of the Underlying Common Stock (as defined in the Original Series C Agreement), the provisions of Prior Registration Agreement shall be deemed to be terminated and superseded in all respects

                                      ****

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        SOUNDBITE COMMUNICATIONS, INC.


                                        By: /s/ Peter Shields
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        /s/ John McDonough
                                        ----------------------------------------
                                        JOHN MCDONOUGH

                                        /s/ David Parker
                                        ----------------------------------------
                                        DAVID PARKER


                                        COMMONWEALTH CAPITAL VENTURES III L.P.

                                        By: Commonwealth Venture Partners
                                            III L.P.
                                        Its: General Partner


                                        By: /s/ Justin Perreault
                                            ------------------------------------
                                        Name: Justin Perreault
                                        Title: General Partner


                                        CCV III ASSOCIATES L.P.

                                        By: Commonwealth Venture Partners
                                            III L.P.
                                        Its: General Partner


                                        By: /s/ Justin Perreault
                                            ------------------------------------
                                        Name: Justin Perreault
                                        Title: General Partner


                                        MOSAIC VENTURE PARTNERS II, L.P.

                                        By: 1369404 Ontario Inc.
                                        Its: General Partner


                                        By: /s/ Vernon Lobo
                                            ------------------------------------
                                        Its: Managing Director
                                             -----------------------------------

                 [SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

                                        NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.

                                        By: North Bridge Venture Management
                                            IV, L.P.
                                        Its: General Partner


                                        By: /s/ William J. Geary
                                            ------------------------------------
                                            General Partner


                                        NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.

                                        By: North Bridge Venture Management
                                            IV, L.P.,
                                        Its: General Partner


                                        By: /s/ William J. Geary
                                            ------------------------------------
                                            General Partner


                                        VENTURE CAPITAL FUND OF NEW ENGLAND IV,
                                        LP

                                        By: VCFNE IV Partners, LLC
                                        Its: Its General Partner


                                        By: /s/ Carl Novotny
                                            ------------------------------------
                                            Managing Director

                 [SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

                         SOUNDBITE COMMUNICATIONS, INC.

                               Amendment No. 1 to
                           Investors' Rights Agreement


                             As of October __, 2007

         This Amendment No. 1 to the Investors Rights Agreement, dated as of June 17, 2007, by and among SoundBite Communications, Inc., a Delaware corporation (the "Company"), Commonwealth, Mosaic, McDonough, Parker, North Bridge, and VCFNE (the "IRA"), is made and entered into as of October __, 2007. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the IRA.

         WHEREAS, the undersigned are holders (the "Holders") of rights under the IRA to register shares of common stock, $0.001 par value per share, of the Company ("Common Stock");

         WHEREAS, pursuant to Section 4.1 of the IRA, the written consent of (a) the holders of at least 75% of the voting power of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, voting as a single class and on an as-converted basis, and (b) the holders of a majority of the voting power of the Founder Registrable Securities, is sufficient to amend or waive any right under the IRA with respect to all parties to the IRA;

         WHEREAS, the Holders appearing on the attached signature pages hold in the aggregate (a) more than 75% of the voting power of all such shares of Common Stock issued or issuable upon conversion of the Preferred Stock and (b) a majority of the voting power of the Founder Registrable Securities;

         WHEREAS, the Holders desire to amend the IRA to provide that the Company's initial public offering of common stock shall be deemed to be a Piggyback Registration and that, the Company shall not be required to register any Registrable Securities under the IRA;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Amendment to the IRA

                  (a) Section 2.2(a) of the IRA is hereby deleted in its entirety and replaced with the following new Section 2.2(a):

                           "(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company shall give prior written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2.2(c) and 2.2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice; provided, that the registration of the Company's Common Stock on Form S-1 in connection with the initial public offering of the Common Stock (the "IPO") shall be deemed a Piggyback Registration for the purposes of this Agreement (and any other agreement, including any stock-based award agreement issued under the Company's equity incentive plan or plans); provided, further, however, that the Company shall not be required to: (i) provide any notice under this Agreement to any holders of Registrable Securities of its intention to register shares of Common Stock in connection with the IPO and (ii) include in the registration statement filed in connection with the IPO any Registrable Securities, and the holders of all Registrable Securities acknowledge and agree that such holders have no right to require the Company to register the Registrable Securities on a registration statement filed in connection with the IPO.

         2. The IRA, as supplemented and modified by this Amendment No. 1, together with the other writings referred to in the IRA or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         3. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the IRA to "this Agreement, "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the IRA, shall mean and be a reference to the IRA, as amended hereby. Except as specifically amended above, the IRA shall remain in full force and effect and is hereby ratified and confirmed.

         4. This Amendment No. 1 shall be governed by the laws of the State of Delaware, exclusive of its choice of law and conflicts of law rules.

         5. This Amendment No. 1 may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         This Amendment No. 1 to the IRA may be executed in one or more counterparts.

         EXECUTED as of the date first above written.



                                    -------------------------------------------
                                    John McDonough


                                    COMMONWEALTH CAPITAL VENTURES III L.P.
                                    By: Commonwealth Venture Partners III L.P.
                                        Its General Partner



                                        By:
                                            -----------------------------------
                                            Justin Perreault
                                            General Partner

                                    CCV III ASSOCIATES L.P.
                                    By: Commonwealth Venture Partners III L.P.
                                        Its General Partner



                                        By:
                                            -----------------------------------
                                            Justin Perreault
                                            General Partner


                                    MOSAIC VENTURE PARTNERS II, L.P.
                                    By: 1369904 Ontario, Inc.
                                        Its General Partner



                                        By:
                                            -----------------------------------
                                            Name:
                                            Managing Director


                                    NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.
                                    By: North Bridge Venture Management IV, L.P.
                                        Its General Partner


                                          By: NBVM GP, LLC
                                              Its General Partner



                                              By:
                                                  -----------------------------
                                                  Manager


                                    NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.
                                    By: North Bridge Venture Management IV, L.P.
                                        Its General Partner


                                        By: NBVM GP, LLC
                                            Its General Partner



                                            By:
                                                -------------------------------
                                                  Manager